Exhibit 99.1

ALEX SHEAD APPOINTED AS AN INDEPENDENT DIRECTOR OF PACIFIC GREEN TECHNOLOGIES, INC.

DOVER, DE / ACCESSWIRE / October 19, 2022 / Pacific Green Technologies, Inc. (the “Company” or “Pacific Green”, (OTCQB: PGTK)) announces that Alexander Shead has been appointed as an Independent Director, effective October 16th, 2022. Alex previously served as Executive Director for the Company from July 2016 to October 2020.

Alex is Chairman of Lockton Pacific (2012-present), a subsidiary of Lockton Companies, Inc., the world’s largest privately held, independent insurance brokerage firm, ranked 8th largest globally. Alex is also the Responsible Manager with the Australian Securities and Investments Commission (ASIC).

In 2008, Alex conceived the award-winning Non-Governmental Organization (NGO), Food Ladder, and remains Chairman today. Food Ladder was one of the first NGOs in the world to use environmentally sustainable technologies to create food and economic security for communities affected by poverty. Alex was also the founder of Fair Repairs, a social enterprise which delivers training and employment opportunities to individuals suffering from long term unemployment and disadvantage.

Alex is a British, Australian and Swiss national, educated at Harrow School in England and La Sorbonne University in Paris, France. In 1993, Alex co-founded Stuart Alexander, leading the company to become one of the UK’s largest insurance and risk management advisory businesses, ultimately selling to AXA, UK.

In 2004, Alex relocated to Australia where he was a shareholder and director of Milne Alexander, a boutique insurance broking and advisory firm. From 2008 to 2014, Alex was the Executive Chairman of the Mecon Winsure Insurance Group, one of Australia’s leading insurance and underwriting agencies, acting as a Coverholder for Lloyd’s of London and local Australian insurers. Mecon Winsure Insurance Group was sold to ASX-listed Steadfast Group Ltd. in 2014.

Alex’s track record of creating shareholder value through Merger and Acquisition (M&A) activity has spanned over three decades. Alex has a wide range of entrepreneurial experience and an in-depth knowledge of large-scale enterprise acquisition and operational integrations, having successfully led over 40 business transactions.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA

About Pacific Green Technologies, Inc.:

Pacific Green Technologies, Inc. is focused on addressing the world’s need for cleaner and more sustainable energy. The Company offers BESS, Concentrated Solar Power (CSP) and Photovoltaic (PV) energy solutions to complement its marine environmental technologies and emissions control divisions.

For more information, visit Pacific Green’s website:
www.pacificgreentechnologies.com

Notice Regarding Forward-Looking Statements:

This news release contains “forward-looking statements,” as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this news release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future. Such forward-looking statements include, among other things, any potential business developments and future interest in the Company’s battery, solar and emissions control technologies.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, general economic and political conditions, and the ongoing impact of the COVID-19 pandemic. These forward-looking statements are made as of the date of this news release, and the Company assumes no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although the Company believes that the beliefs, plans, expectations and intentions contained in this news release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all the information set forth herein and should also refer to the risk factors disclosure outlined in the Company’s annual report on Form 10-K for the most recent fiscal year, the Company’s quarterly reports on Form 10-Q and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Contact:

Scott Poulter, Chairman & CEO
Pacific Green Technologies
T: +1 (302) 601-4659

SOURCE: Pacific Green Technologies, Inc.

Pacific Green Technologies, Inc. 8 The Green, Suite #10212, Dover, DE 19901, USA